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Exhibit 3 (ii)

FIRST COMMUNITY BANCSHARES, INC.
BYLAWS


1.       Annual Meeting of Stockholders.

         The regular Annual Meeting of the Stockholders of the Corporation for the election of directors and the conducting of such other business as may be appropriate shall be held during April of each year, on such date and at such time and place as may be fixed by the Board of Directors. Notice of such meeting, stating the purpose thereof, shall be mailed to all stockholders not less than ten (10) days nor more than sixty (60) days prior to the date thereof.

         The stockholders shall meet annually on the day appointed and shall elect a Chairman and Secretary of the meeting. The Chairman, Chief Executive Officer or other Executive Officers of the Holding Corporation shall then submit to the stockholders a clear and concise statement of the financial condition of the Corporation for the preceding year and a review of the business of the Corporation.

         A record of the Stockholders' Meeting, giving the number of shares represented by proxy and in person, shall be made and entered in the records of the meeting in the minute book of the Corporation. The stockholders shall proceed to the election of directors and to the transaction of any other business that may properly come before the meeting as prescribed by Nevada law. The record of the meeting shall show the number of shares voting for, voting against or abstaining on each resolution, or voting for, voting against, or withholding authority on each candidate for director. Proxies shall be dated, and shall be filed with the records of the meeting.

         Any nominations to the Board of Directors other than those made by or on behalf of the existing management of the Corporation shall be made in writing and shall be delivered or mailed to the Secretary of the Corporation not less than thirty (30) days prior to any meeting of the stockholders calling for the election of directors, provided, however, that if less than thirty (30) days notice of the meeting is given to stockholders, such notice of nomination shall be mailed or delivered to the Secretary of the Corporation no later than the close of business on the seventh day following the day on which the notice of the meeting was mailed. The Chairman of the meeting may disregard nominations not made in accordance herewith, and direct the vote tellers to disregard all votes cast for such nominee.

         The Chairman of the meeting shall notify the directors of their election, and the directors shall immediately following the regular Annual Meeting of the Stockholders organize and elect the officers for the current year.

         A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at meetings of the stockholders.

         At each election for directors every stockholder entitled to vote at such election shall have one vote for each share of stock held.

         The directors so elected shall serve pursuant to the provisions of Article Sixth of the Articles of Incorporation or until their successors are elected and qualify, subject to the further provisions of these Bylaws.

         Special meetings of the stockholders may be held at any time on call of the Board of Directors. Notice of such meeting, stating the purpose or purposes, shall be given to all stockholder by mail to their last known address, mailed not less than ten (10) days nor more than sixty (60) days prior to such meeting unless otherwise required by law.

         If for any cause the annual election of directors is not held pursuant to these Bylaws, the directors in office shall order an election to be held on some other day, of which special notice shall be given in accordance with the requirements of law, and the meeting conducted according to the provisions of
Section 1 of these Bylaws.

         The proceedings of all regular and special meetings of the Board of Directors and of the stockholders and reports of the committees or directors, shall be recorded in the minute book; and the minutes of each meeting shall be signed by the Chairman or the President and attested by the Secretary of the Corporation.

2.       Directors.

         The members of the Board of Directors shall be stockholders, and every such director shall own in his own right shares of stock of the Corporation of the aggregate par value of not less than One Hundred Dollars ($100.00). The number of directors of the Corporation shall be fixed from time- to- time by resolution of the Board of Directors. Directors shall be divided into three classes, as nearly equal in number as is reasonably possible, designated Class I, Class II and Class III, respectively, and shall be assigned to each class consistently with the classes they occupy as of the date this amended Bylaw is adopted. Each director elected for a full term shall serve for a term of three years, and until his or her successor is duly elected and qualified or until his or her death, resignation, or removal.


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         No person who has attained the age of 70 years shall be elected or appointed as a director of this corporation; provided, however, that every person otherwise eligible, who was serving as a director of the corporation on December 31, 1990, shall continue to be eligible for re-election as a director of the corporation regardless of age.

         All vacancies on the Board of Directors, including those resulting from an increase in the authorized number of directors, shall be filled by the affirmative vote of a majority of the directors then in office, whether or not a quorum. Each director so chosen shall hold office until the expiration of the term of the director, if any, whom he or she has been chosen to succeed, or if none, until the expiration of the term assigned. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         Directors shall hold regular meetings and shall meet at least once each quarter. The Board of Directors shall have the power to do, or cause to be done, all things that are proper to be done by the Corporation. The directors shall be authorized to appoint a director in lieu of the President to serve as Chairman of the Board, shall define the duties of the Chief Executive Officer of the Corporation, fix the compensation of such officer and may employ and dismiss any officer of the Corporation.

         A majority of the Board of Directors shall be necessary to constitute a quorum for the transaction of business, except that those present may adjourn until a quorum is obtained and except as otherwise provided by these Bylaws and by law.

         Special meetings of the directors may be called by the Chairman of the Board, by the President or by any four directors.

3.       Officers.

         The officers of the Corporation shall be a Chairman of the Board, President and Chief Executive Officer, one or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Secretary, and such other officers, including Assistant Vice Presidents, as may be from time to time required for the prompt and orderly transaction of its business, to be elected or appointed by the Board of Directors, by whom their several duties shall be prescribed. At the option of the Board of Directors, any combination of the foregoing offices may be held by the same person.

         The Chairman of the Board and the President shall be directors. They shall hold office for the current year for which the Board of Directors was elected, unless either shall resign, become disqualified, or be removed. Any vacancy occurring in the office of the Chairman or the President shall be filled by the Board of Directors. All other officers shall be appointed by the Board of Directors to hold their respective offices at the will and pleasure of the Board of Directors.

         The appropriate executive and subordinate officers of the Corporation shall be responsible for any such sums of money, property and valuables of every description which may be entrusted to their care or which may from time to time come into their care by virtue of their respective offices and shall give such bond as shall be required by law and by the Board of Directors, in principal amount and with security to be approved by the Board of Directors, conditioned on the faithful discharge of their respective duties and their faithful and honest application and accounting for all sums of money and other property that may come into their care.

         In the absence of the President and Chief Executive Officer, the Executive Vice President, or in his or her absence, a Senior Vice President shall perform all acts and duties pertinent to the offices of the President and Chief Executive Officer, except such acts and duties as the President and Chief Executive Officer only are authorized by law to perform.

         There shall be appointed a Secretary of the Corporation, who shall be responsible for the minute book of the Corporation, in which shall be maintained and preserved the Articles of Incorporation, the Bylaws, the returns of elections, the proceedings of regular and special meetings of the Board of Directors, of the stockholders and of all committees established by the Board of Directors.

4.       Seal.

         The following is an impression of the seal adopted by the Board of Directors of the Corporation:


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5.       Conveyance of Real Estate.

         All transfers and conveyances of real estate shall be made by the Corporation pursuant to resolution of the Board of Directors and shall be signed by the President, Chief Executive Officer, Vice President or such other officer as may be hereafter authorized.


6.       Executive Committee.

         The Board may appoint an Executive Committee consisting of the Chairman of the Board, the President, the Chief Executive Officer and such other members of the Board of Directors as shall be appointed, which committee shall have full power and authority to do or cause to be done all things which may be done by the Board of Directors, except as otherwise prohibited by law. The proceedings of such committee shall be signed by the Chairman or the President, and recorded in the minute book of the Corporation.

7.       Other Committees.

         The Board of Directors may establish from time to time such other committees from its members, or otherwise, as are deemed appropriate for the operation and performance of its duties and responsibilities. Committees shall be formed by proper resolutions of the Board of Directors setting forth the duties, responsibilities and operations of such committees. The resolutions of the Board of Directors shall set forth the manner in which the committees are to be formed, the number of persons constituting the committee and such other matters as are deemed proper by the Board of Directors.

         The Audit Committee shall consist of three members of the Board of Directors who are not employees of the Corporation, who shall be appointed by and serve at the pleasure of the Board of Directors. The Audit Committee shall meet with the Corporation's independent auditors at least annually and shall be responsible for reviewing the financial records and reports of the Corporation and its subsidiaries, and reporting to the Board of Directors thereon.

         All committees established by the Board of Directors may by proper authority of the Board of Directors be permitted to employ personnel to assist in the performance of its duties, and the members of the committee may have compensation fixed for them by the Board of Directors.

8.       Transfer of Stock.

         The stock of this Corporation shall be assignable and transferable only on the books of the Corporation, subject to the provisions of the laws of the State of Nevada. A transfer book shall be maintained in which all assignments and transfers of stock shall be recorded.

         Transfers of stock need not be suspended for the declaration of dividends in cash or stock, nor in case of a new stock issue. In all cases stock of the stockholder of record as of the date fixed by the Board of Directors shall be entitled to such dividends, and the right, if any, to subscribe to a new issue.

         Certificates of stock shall be signed by such officers as designated by the Board of Directors by resolution. The certificates shall state upon the face thereof, that the stock is transferable only upon the books of the Corporation and when stock is transferred, the certificates thereof shall be returned to the Corporation, cancelled, preserved and new certificates issued. No certificates for fractional shares shall be issued.

9.       Checks and Drafts.

         All checks and drafts of the Corporation shall be signed by an officer of officers of the Corporation designated by the Board of Directors.

10.      Amendment of Bylaws.

         These Bylaws may be amended at any time by vote of a majority of the Board of Directors at a meeting called for that purpose upon notice thereof given in the call for the meeting.

         The attached Bylaws were approved by unanimous consent of the Board of Directors of First Community Bancshares, Inc. dated the 30th day of July, 1997.


                                     ATTEST:
                                            -----------------------------------
                                     Secretary



                        FIRST COMMUNITY BANCSHARES, INC.

                      RESOLUTIONS OF THE BOARD OF DIRCTORS

                                December 18, 2001

ELECTRONIC VOTING AND REPORT SUBMISSION

     RESOLVED, that the Bylaws of the Corporation shall be amended by ADDING THE FOLLOWING NEW Article 11:

     11.  Electronic Voting of Proxies and Submission of Reports.

          Notwithstanding anything to the contrary herein, the Corporation is authorized to the fullest extent provided by law, to accept proxy votes electronically for any matter properly under consideration at any regular or special stockholder meeting of the Corporation. Furthermore, the Corporation is authorized to the fullest extent provided by law, to electronically deliver to stockholders annual reports and other documents filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

And be it further

GENERAL RATIFICATION

     RESOLVED, that any and all actions heretofore taken by the officers of the Corporation in furtherance of the matters described in the preceding resolution is hereby approved and ratified in all respects.



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FIRST COMMUNITY BANCSHARES, INC.

RESOLUTIONS OF THE BOARD OF DIRCTORS

May 21, 2002


RESOLVED, that the Bylaws of the Corporation shall be amended by changing the language as follows in Section 2 paragraph 1 and inserting paragraph 2.

      2. Directors
         ---------

         The members of the Board of Directors shall be stockholders, and every such director shall own in his own right shares of stock of the Corporation of the aggregate par value of not less than One Hundred Dollars ($100.00). The number of directors of the Corporation shall be fixed from time to time by resolution of the Board of Directors. Directors shall be divided into three classes, as nearly equal in number as is reasonably possible, designated Class I, Class II and Class III, respectively, and shall be assigned to each class consistently with the classes they occupy as of the date this amended Bylaw is adopted. Each director elected for a full term shall serve for a term of three years, and until his or her successor is duly elected and qualified or until his or her death, resignation, or removal.

         No person who has attained the age of 70 years shall be elected or appointed as a director of this corporation; provided, however, that every person otherwise eligible, who was serving as a director of the corporation on December 31, 1990, shall continue to be eligible for re-election as a director of the Corporation regardless of age.

      And be it further

    GENERAL RATIFICATION

      RESOLVED, that any and all actions heretofore taken by the officers of the Corporation in furtherance of the matters described in the preceding resolution is hereby approved and ratified in all respects.


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